UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2007

ALLIN CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-21395	25-1795265
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

381 Mansfield Avenue, Suite 400, Pittsburgh, Pennsylvania	15220
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 928-8800

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	The Board of Directors of Allin Corporation implemented changes in annual base salary for its executive officers effective January 1, 2007. The changes in base salary were as follows:

•	Richard W. Talarico, Chairman, Chief Executive Officer and President - Increase of $5,550 to annual base salary of $190,550

•	Dean C. Praskach, Chief Financial Officer - Increase of $4,500 to annual base salary of $154,500

The Board of Directors also awarded bonuses for 2006 to its executive officers payable as of March 15, 2007 as follows:

•	Richard W. Talarico, Chairman, Chief Executive Officer and President - $20,000

•	Dean C. Praskach, Chief Financial Officer - $5,000

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Summary of Annual Base Salaries for Executive Officers of Allin Corporation Effective January 1, 2007

10.2	Summary of Bonuses Awarded to Executive Officers of Allin Corporation in Respect of 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIN CORPORATION

Dated: March 8, 2007	By:	/s/ Dean C. Praskach
Dean C. Praskach
Chief Financial Officer
(principal financial officer)

EXHIBIT INDEX

Exhibit Number	Exhibit
10.1	Summary of Annual Base Salaries for Executive Officers of Allin Corporation Effective January 1, 2007

10.2	Summary of Bonuses Awarded to Executive Officers of Allin Corporation in Respect of 2006